Exhibit 99.1

JoS. A. Bank to Launch Factory Store Rollout

HAMPSTEAD, Md.--(BUSINESS WIRE)--April 12, 2010--JoS. A. Bank Clothiers, Inc. (NASDAQ Global Select Market: "JOSB") announces that the Company will be launching a factory store rollout, beginning with the opening of five factory stores in fiscal year 2010.

R. Neal Black, President and CEO of JoS. A. Bank, stated: “A factory store concept is a natural extension of our brand. Based on our research and from the results of our seven existing clearance outlet stores, we should be able to reach a unique customer base that has limited overlap with the customer base in our regular stores. We have developed new merchandise that will cater to this customer’s needs. We also believe that menswear, and tailored menswear in particular, is generally under-represented in the factory store shopping centers. This combination of successful factory store centers, where we have almost no current penetration, along with prospective new, underserved customers is the basis of our opportunity. We will test this concept with five new stores in 2010 and evaluate the opportunity for further expansion in 2011 and beyond. If initially successful, we believe there is an opportunity for us to open an additional 50-75 factory stores in the U.S. These factory stores will be incremental to the Company’s ongoing plans to expand to approximately 600 full-line stores in the U.S.”

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation’s leading designers, manufacturers and retailers of men’s classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 473 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol “JOSB.”

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of the Company's growth strategy, including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from its global supplier base, legal matters and other competitive factors. The identified risk factors and other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 31, 2010. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman
EVP/CFO
410-239-5715
or
Investor Relations Information Request Website (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq), or Investor Relations Voicemail, 410-239-5900

E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com